EXHIBIT 11.1
                            RICHFOOD HOLDINGS, INC.
                  COMPUTATION OF NET EARNINGS PER COMMON SHARE
              (Dollar amounts in thousands, except per share data)

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



                                                         First Quarter Ended
                                                     -------------------------------
                                                       July 20,       July 22,
                                                         1996           1995
                                                     -------------   ------------
NET EARNINGS:
Net earnings                                          $   12,445   $      10,165
                                                     =============   ============


PRIMARY EARNINGS PER COMMON SHARE:
Weighted average number of
     common shares outstanding                         31,442,057     31,205,091

Net additional common shares
     issuable upon exercise of dilutive
     options, determined by
     treasury stock method                                310,578        451,162
                                                     -------------   ------------

Common shares and equivalents                          31,752,635     31,656,253
                                                     =============   ============

Net earnings per common share (a)                     $      0.39    $      0.32
                                                     =============   ============


FULLY DILUTED EARNINGS PER COMMON SHARE:
Common shares and equivalents                          31,752,635     31,656,253

Net additional common shares
     issuable upon exercise of dilutive
     options, determined by
     treasury stock method
     using quarter-end market price,
     if higher than average price                          56,376         29,462                    --
                                                     -------------   ------------

Common shares and equivalents (b)                      31,809,011     31,685,715
                                                     =============   ============

Net earnings per common share (a)                     $      0.39    $      0.32
                                                     =============   ============
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NOTE:       (a)  Dilution is less than 3%.
            (b) The Company does not have any other potentially dilutive securities.